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                                  Exhibit (d)5

                   AMENDMENT TO INVESTMENT ADVISORY AGREEMENTS
         BETWEEN MASON STREET FUNDS, INC. AND MASON STREET ADVISORS, LLC
                     DATED JUNE 7, 1999 AND JANUARY 31, 2003

     WHEREAS, that Mason Street Funds, Inc. ("MSF") and Mason Street Advisors, LLC ("MSA") are parties to Investment Advisory Agreements dated June 7, 1999 for the Index 400 Stock Fund and January 31, 2003 for the Index 500 Stock Fund (collectively "Investment Advisory Agreements").

     WHEREAS, that MSA desires to reduce the compensation it receives under the Investment Advisory Agreements and MSF desires to accept the reduction in such compensation.

     WHEREAS, that MSA will not reduce the quality or quantity of its services, and its obligations will remain the same in all respects under the Investment Advisory Agreements.

     NOW, THEREFORE, it is mutually agreed as follows:

     1. Paragraph 3 of the Investment Advisory Agreement dated June 7, 1999 shall be amended as follows:

      Fund                Fee
      ----                ---
Index 400 Stock          0.25%

     2. Paragraph 3 of the Investment Advisory Agreement dated January 31, 2003 shall be amended as follows:

      Fund                Fee
      ----                ---
Index 500 Stock          0.25%

     3. This Amendment to the Investment Advisory Agreements authorizing the reduction in compensation paid to MSA shall be effective on the effective date of the next regularly scheduled Post-Effective Amendment to the MSF's Registration Statement on Form N-1A.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the 21st day of May, 2004.

Attest:                                 MASON STREET FUNDS, INC.


/s/ MERRILL C. LUNDBERG                 By: /s/ MARK G. DOLL
-------------------------------------       ------------------------------------
Merrill C. Lundberg, Secretary              Mark G. Doll, President


Attest:                                 MASON STREET ADVISORS, LLC


/s/ ROBERT J. BERDAN                    By: /s/ MARK G. DOLL
-------------------------------------       ------------------------------------
Robert J. Berdan, Secretary                 Mark G. Doll, President